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                                  EXHIBIT 99.1

COACH INDUSTRIES GROUP, INC. COMPLETES ACQUISITION OF COMMERCIAL TRANSPORTATION MANUFACTURING CORPORATION

Tuesday  September  16, 9:41 am ET

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Sept. 16, 2003--Coach Industries Group, Inc. (OTCBB:CIGI - NEWS), a diversified holding company focused on the luxury automotive and limousine manufacturing industry, announced today it has completed the acquisition of Commercial Transportation Manufacturing Corporation
(CTMC). Following the closing of the transaction, Coach Industries Group, Inc. had approximately 7.2 million shares issued and outstanding with approximately
1.6 million shares in the public float.

Based in Bohemia, NY, CTMC is one of the largest limousine manufacturers in North America. CTMC is the manufacturer of the United States Coachworks (HTTP://WWW.USCOACH.COM) brand of luxury limousines. CTMC is a Quality Vehicle Modifier (QVM) through Ford Motor Company and a Cadillac Master Coachbuilder
(CMC) through the Cadillac Division of General Motors Corporation.


Commenting on the announcement, Paul Llobell, Director of CTMC, stated, "The acquisition of CTMC by Coach Industries Group positions the Company to be a significant consolidator within the limousine manufacturing industry. That industry has experienced material contraction over the past two years due primarily to recessionary pressures, having gone from twenty QVM and CMC certified manufacturers, to just nine. We believe the industry has settled and our timing of entering this business is ideal. We anticipate steady to significant cyclical growth in business stemming primarily from pent-up demand from limo service companies. We also are reviewing several vertical and horizontal opportunities, both strategic and acquisitive in nature, to complement organic growth."

Iric Cohen, publisher of Limousine Digest, the leading publication in the Limousine Manufacturing Industry, commented, "US Coachworks, built by CTMC, is widely regarded as one of the leaders in engineering and customer service for QVM and CMC certified vehicles. It appears that Coach Industries Group has gotten a jump on the industry by acquiring a premiere manufacturer at a time when the market is poised for a major recovery."


According to Mr. Cohen, the estimated total annual market for the QVM and CMC products is in excess of $390,000,000.

CIGI has several auto related engineering projects in development, which, while keeping with the luxury product theme, will diversify the Company's income streams. Management of CIGI expects that the Company will sign a licensing agreement for its first specialty project within the next thirty days.


SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected," "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or perform as intended, that we may be unable to obtain necessary financing to continue operations and development, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Coach Industries Group, Inc. undertakes no obligation to update such statements.


-------------------------
Contact:
     For Coach Industries Group, Inc., Coral Springs, Fla.:
     Investor Contacts:
     The Del Mar Consulting Group, Inc.
     Robert B. Prag, 858/794-9500
     BPRAG@DELMARCONSULTING.COM
     or
     International Equities and Finance, LLC
     Michael Steinberg, 954/601-0788
     MIKES2922@AOL.COM


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Source: Coach Industries Group, Inc.